Exhibit 99.1

Company Contact:	Investor Relations Contact:
Phillip Podgorski	Hayden IR
Chief Financial Officer	Brett Maas
TechPrecision Corporation	Phone: 646-536-7331
Phone: 978-874-0591	Email: brett@haydenir.com
Email: podgorskip@Ranor.com	Website: www.haydenir.com
Website: www.TechPrecision.com

FOR IMMEDIATE RELEASE

TechPrecision Corporation Reports Fiscal Year 2025 Fourth Quarter and Year End Financial Results

Reported fourth quarter net income of $0.1 million, customer confidence remains high

Management to host conference call at 4:30 p.m. ET on Wednesday, July 30, 2025

Westminster, MA – July 29, 2025– TechPrecision Corporation (NASDAQ: TPCS) (“TechPrecision” or “the Company”), a custom manufacturer of precision, large-scale fabrication components and precision, large-scale machined metal structural components, today reported financial results for the fourth quarter and fiscal year ended March 31, 2025. The components that we manufacture are customer designed and sold to customers in the defense and precision industrial markets. We have two wholly owned subsidiaries that are each reportable segments, Ranor and Stadco.

Management will host a conference call on Wednesday, July 30, 2025 at 4.30 p.m. ET, to discuss our financial results for the fiscal year ended March 31, 2025.

“Fourth quarter consolidated revenue was $9.5 million or 10% higher when compared to $8.6 million in the fiscal 2024 fourth quarter,” stated Alexander Shen, TechPrecision’s Chief Executive Officer. “Methodical execution of several long-term initiatives to continuously resecure customer confidence at both Ranor and Stadco segments yielded positive impacts to fourth quarter revenue and net income. Consolidated gross margin expanded in the fourth quarter, and consolidated gross profit totaled $2.1 million, or 70% higher when compared with the fourth quarter of fiscal 2024. Net income was $0.1 million or $0.01 per share.”

“Fiscal 2025 full year consolidated revenue was $34.0 million,” continued Mr. Shen, “an increase of 8% when compared to the fiscal 2024. Our Ranor segment executed on a favorable project mix enabling sustained operating profitability. Our Stadco segment reported an overall operating loss for the fiscal year, with the fourth quarter showing profitability. Customer confidence remains high with our backlog at $48.6 million on March 31, 2025; we expect to deliver our backlog over the course of the next one to three fiscal years with gross margin expansion.”

The following summary compares the fourth quarter and twelve months ended March 31, 2025 to the same prior year period:

Consolidated Financial Results - Fiscal 2025 Fourth Quarter Ended March 31, 2025

•	Revenue was $9.5 million, a 10% increase on higher revenue at both Ranor and Stadco.
•	Cost of revenue was $7.4 million, less than 1% higher than the same period a year ago.
•	Gross profit was $2.1 million, or a 70% increase on improved operating performance at both Ranor and Stadco.
•	SG&A was $1.7 million or 53% lower, due primarily to the absence of due diligence costs for the terminated Votaw acquisition.
•	Operating income was $0.4 million in the fourth quarter of fiscal 2025, compared to a loss of $2.5M in the same period a year ago, and primarily due to improved margin drop-through and lower SG&A costs.
•	Interest expense decreased by 12%, due primarily to lower amortization for our revolver loan renewals.
•	Net income was $0.1 million, compared with net loss $5.1 million in the same period a year ago.

Consolidated Financial Results - Fiscal 2025 Twelve Months Ended March 31, 2025

•	Revenue was $34.0 million, an 8% increase on revenue growth at both Ranor and Stadco.
•	Cost of revenue was $29.7 million, an increase of 8%, due primarily to higher production costs at Stadco.
•	Gross profit was $4.3 million, and increase of 5%, as Ranor gross profit more than offset losses at Stadco.
•	SG&A was $6.5 million or a 27% decrease, due primarily to the absence of due diligence costs for acquisitions.
•	Operating loss was $2.2 million, a 53% decrease, due primarily to the absence of due diligence costs.
•	Interest expense increased by 4%, due primarily to higher borrowing costs under the revolver loan.
•	Net loss was $2.7 million, compared with net loss of $7.0 million in fiscal 2024.

Financial Position

On March 31, 2025 and 2024, the Company had approximately $0.2 million and $0.1 million in cash and cash equivalents, respectively. Working capital was negative $1.6 million on March 31, 2025 and debt totaled $7.4 million. Working capital was negative $2.9 million and total debt was $7.6 million on March 31, 2024. Negative working capital was due primarily to the reclassification of our long-term debt because of debt covenant violations.

Conference Call

The Company will hold a conference call at 4:30 p.m. Eastern (U.S.) time on Wednesday, July 30, 2025. To participate in the live conference call, please dial 1-888-506-0062 five to 10 minutes prior to the scheduled conference call time. International callers should dial 1-973-528-0011. When prompted, reference TechPrecision and enter code 406038.

A replay will be available until August 13, 2025. To access the replay, dial 1-877-481-4010 or 1-919-882-2331. When prompted, enter Conference Passcode 52711.

The call will also be available over the Internet and accessible at:
https://www.webcaster4.com/Webcast/Page/2198/52711.

About TechPrecision Corporation

TechPrecision Corporation, through its wholly owned subsidiaries, Ranor, Inc. and Stadco, The manufacturing operations of our Ranor subsidiary are situated on approximately 65 acres in North Central Massachusetts. Leveraging our 145,000 square foot facilities, Ranor provides a full range of custom solutions to transform material into precision finished welded components and precision finished machined components up to 100 tons: manufacturing engineering, materials management and traceability, high-precision heavy fabrication (in-house fabrication operations include cutting, press and roll forming, welding, heat treating, assembly, blasting and painting), heavy high-precision machining (in-house machining operations include CNC programming, finishing, and assembly), QC inspection including portable CMM, NonDestructive Testing, and final packaging.

All manufacturing at Ranor is performed in accordance with customer requirements. Ranor is an ISO 9001:2015 certificate holder. Ranor is a US defense-centric company with over 95% of its revenue in the defense sector. Ranor is registered and compliant with ITAR.

The manufacturing operations of our Stadco subsidiary are situated in an industrial self-contained multi-building complex comprised of approximately 183,000 square feet under roof in Los Angeles, California. Stadco manufactures large mission-critical components on several high-profile military aircraft, military helicopter, and military space programs. Stadco has been a critical supplier to a blue-chip customer base that includes some of the largest OEMs and prime contractors in the defense and aerospace industries. Stadco also manufactures tooling, molds, fixtures, jigs and dies used in the production of defense-centric aircraft components.

Our Stadco subsidiary, similar to Ranor, provides a full range of custom solutions: manufacturing engineering, materials management and traceability, high-precision fabrication (in-house fabrication operations include waterjet cutting, press forming, welding, and assembly) and high-precision machining (in-house machining operations include CNC programming, finishing, and assembly), QC inspection including both fixed and portable CMM NonDestructive Testing, and final packaging. In addition, Stadco features a large electron beam welding cell, and two NonDestructive Testing work cells, a unique mission-critical technology set.

All manufacturing at Stadco is performed in accordance with customer requirements. Stadco is an AS 9100 D and ISO 9001:2015 certificate holder and a NADCAP NonDestructive Testing certificate holder. Stadco is a US defense-centric company with over 60% of its revenue in the defense sector. Stadco is registered and compliant with ITAR.

To learn more about the Company, please visit the corporate website at http://www.techprecision.com. Information on the Company's website or any other website does not constitute a part of this press release.

Safe Harbor Statement

This release contains certain “forward-looking statements” relating to the business of the Company and its subsidiary companies. All statements other than statements of current or historical fact contained in this press release, including statements that express our intentions, plans, objectives, beliefs, expectations, strategies, predictions or any other statements relating to our future activities or other future events or conditions are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “prospects,” “will,” “should,” “would” and similar expressions, as they relate to us, are intended to identify forward-looking statements. These statements are based on current expectations, estimates and projections made by management about our business, our industry and other conditions affecting our financial condition, results of operations or business prospects. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in, or implied by, the forward-looking statements due to numerous risks and uncertainties. Factors that could cause such outcomes and results to differ include, but are not limited to, risks and uncertainties arising from: our reliance on individual purchase orders, rather than long-term contracts, to generate revenue; our ability to balance the composition of our revenues and effectively control operating expenses; external factors that may be outside our control, including health emergencies, like epidemics or pandemics, the conflicts in Eastern Europe and the Middle East, price inflation, interest rate increases and supply chain inefficiencies; the availability of appropriate financing facilities impacting our operations, financial condition and/or liquidity; our ability to receive contract awards through competitive bidding processes; our ability to maintain standards to enable us to manufacture products to exacting specifications; our ability to enter new markets for our services; our reliance on a small number of customers for a significant percentage of our business; competitive pressures in the markets we serve; changes in the availability or cost of raw materials and energy for our production facilities; restrictions in our ability to operate our business due to our outstanding indebtedness; government tariffs, regulations and requirements; pricing and business development difficulties; changes in government spending on national defense; our ability to make acquisitions and successfully integrate those acquisitions with our business; our failure to maintain effective internal controls over financial reporting; general industry and market conditions and growth rates; and other risks discussed in the Company’s periodic reports that are filed with the Securities and Exchange Commission and available on its website (www.sec.gov). Any forward-looking statements speak only as of the date on which they are made, and we undertake no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this press release, except as required by applicable law. Investors should evaluate any statements made by us in light of these important factors.

TECHPRECISION CORPORATION

CONSOLIDATED BALANCE SHEETS

	March 31,	March 31,
(in thousands, except per share data)	2025	2024
ASSETS
Current assets:
Cash and cash equivalents	$195	$138
Accounts receivable, less allowances of $53 and $22, on March 31, 2025 and 2024	2,192	2,371
Contract assets	9,587	8,527
Raw materials	1,800	1,827
Work-in-process	1,082	1,423
Other current assets	490	564
Total current assets	15,346	14,850
Property, plant and equipment, net	13,791	14,798
Right of use asset, net	4,268	4,977
Other noncurrent assets	122	122
Total assets	$33,527	$34,747
LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current liabilities:
Accounts payable	$2,437	$1,408
Accrued expenses	3,685	4,263
Contract liabilities	1,040	2,104
Customer deposits	1,631	1,684
Current portion of long-term lease liability	770	736
Current portion of long-term debt, net	7,353	7,559
Total current liabilities	16,916	17,754
Long-term equipment financing	3	—
Long-term lease liability	3,638	4,408
Other noncurrent liability	4,230	4,782
Total liabilities	24,787	26,944
Stockholders’ Equity:
Common stock - par value $.0001 per share, 50,000,000 shares authorized: Shares issued and outstanding: March 31, 2025 – 9,761,825 and 9,751,825, respectively. Shares issued and outstanding March 31, 2024 – 8,777,432	1	1
Additional paid in capital	18,885	15,200
Accumulated deficit	(10,146)	(7,398)
Total stockholders’ equity	8,740	7,803
Total liabilities and stockholders’ equity	$33,527	$34,747

TECHPRECISION CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended March 31,		Twelve Months Ended March 31,
(in thousands, except per share data)	2025	2024	2025	2024
Revenue	$9,477	$8,600	$34,031	$31,591
Cost of revenue	7,392	7,372	29,702	27,473
Gross profit	2,085	1,228	4,329	4,118
Selling, general and administrative	1,718	3,687	6,487	8,750
Income (loss) from operations	367	(2,459)	(2,158)	(4,632)
Other (expense) income, net	(108)	2	(51)	43
Interest expense	(149)	(169)	(541)	(521)
Total other (expense) income, net	(257)	(166)	(592)	(478)
Income (loss) before income taxes	110	(2,625)	(2,750)	(5,110)
Income tax benefit (expense)	(2)	2,496	(2)	1,932
Net income (loss)	$112	$(5,121)	$(2,748)	$(7,042)
Net income (loss) per share - basic and diluted	$0.01	$(0.59)	$(0.29)	$(0.81)
Weighted average shares outstanding:
basic	9,671,658	8,720,603	9,459,164	8,717,160
diluted	9,877,432	8,720,603	9,459,164	8,717,160

TECHPRECISION CORPORATION

REVENUE, COST OF REVENUE, GROSS PROFIT BY SEGMENT

(dollars in thousands)

Three Months Ended

	March 31, 2025		March 31, 2024		Changes
		Percent of		Percent of
	Amount	Revenue	Amount	Revenue	Amount	Percent
Revenue
Ranor	$4,684	49%	$4,529	56%	$155	3%
Stadco	4,859	51%	4,625	44%	234	5%
Intersegment elimination	(67)	---%	(554)	--%	487	88%
Consolidated Revenue	$9,476	100%	$8,600	100%	$876	10%
Cost of revenue
Ranor	$3,408	35%	$3,685	41%	$(277)	(8)%
Stadco	4,050	43%	4,241	45%	191	(5)%
Intersegment elimination	(67)	---%	(554)	--%	487	88%
Consolidated Cost of revenue	$7,393	78%	$7,372	86%	$21	---%
Gross profit
Ranor	$1,275	13%	$845	10%	$430	51%
Stadco	810	9%	383	4%	427	111%
Consolidated Gross profit	$2,085	22%	$1,228	14%	$857	70%

Twelve Months Ended

	March 31, 2025		March 31, 2024		Changes
		Percent of		Percent of
	Amount	Revenue	Amount	Revenue	Amount	Percent
Revenue
Ranor	$18,165	53%	$17,821	56%	$344	2%
Stadco	15,998	47%	14,567	46%	1,431	10%
Intersegment elimination	(132)	---%	(797)	(2)%	665	83%
Consolidated Revenue	$34,031	100%	$31,591	100%	$2,440	8%
Cost of Revenue
Ranor	$12,623	37%	$13,273	42%	$(650)	(5)%
Stadco	17,211	50%	14,997	47%	2,214	15%
Intersegment elimination	(132)	---%	(797)	(2)%	665	83%
Consolidated Cost of Revenue	$29,702	87%	$27,473	87%	$2,229	8%
Gross Profit (Loss)
Ranor	$5,674	16%	$4,548	14%	$1,126	25%
Stadco	(1,345)	(3)%	(430)	(1)%	(915)	(213)%
Consolidated Gross profit	$4,329	13%	$4,118	13%	$211	5%

TECHPRECISION CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Years Ended March 31,
(dollars in thousands)	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(2,748)	$(7,042)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	2,796	2,429
Amortization of debt issue costs	103	107
Loss (gain) on disposal of equipment	1	(39)
Stock based compensation	103	285
Change in contract loss provision	170	190
Change in allowance for doubtful accounts	(31)	---
Deferred income taxes	---	1,931
Stock based acquisition termination fee	419	1,117
Changes in operating assets and liabilities:
Accounts receivable	210	(35)
Contract assets	(1,060)	421
Work-in-process and raw materials	368	(837)
Other current assets	74	(214)
Accounts payable	1,029	(816)
Accrued expenses	(364)	388
Contract liabilities and customer deposits	(1,117)	1,454
Other noncurrent liabilities	(552)	1,389
Net cash (used in) provided by operating activities	(599)	728
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property, plant, and equipment	(4,122)	(3,230)
Proceeds from fixed assets insurance settlement	---	62
Reimbursements for purchases of fixed assets	3,041	577
Net cash used in investing activities	(1,081)	(2,591)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from revolver loan	13,876	7,160
Repayment of revolver loan	(13,511)	(5,025)
Proceeds from private placement	2,299	---
Private placement fees	(247)	---
Proceeds from equipment financing	65	---
Debt issuance costs	(82)	(51)
Principal payments for leases	(9)	(17)
Repayment of long-term debt	(654)	(600)
Net cash provided by financing activities	1,737	1,467
Net increase (decrease) in cash and cash equivalents	57	(396)
Cash and cash equivalents, beginning of period	138	534
Cash and cash equivalents, end of period	$195	$138

EBITDA Non-GAAP Financial Measure

	Three Months ended March 31,			Twelve Months ended March 31,
(dollars in thousands)	2025	2024	Change	2025	2024	Change
Net income (loss)	$112	$(5,121)	$5,233	$(2,748)	$(7,042)	$4,294
Income tax (benefit) expense	(2)	2,496	(2,498)	(2)	1,932	(1,934)
Interest expense (1)	149	169	(20)	541	521	20
Depreciation and amortization	703	670	33	2,796	2,429	367
EBITDA	$962	$(1,786)	$2,748	$587	$(2,160)	$2,747

(1) Includes amortization of debt issue costs.